Exhibit (a)(1)(D)

THIS LETTER IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for Deposit of Class A Variable Voting Shares and Class B Voting Shares
of
ACE AVIATION HOLDINGS INC.
Pursuant to the Offer to Purchase dated May 9, 2008

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00
P.M. (MONTREAL TIME) ON JUNE 18, 2008, UNLESS THE
OFFER IS EXTENDED, WITHDRAWN OR VARIED.
As set forth in the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to deposit Class A Variable Voting Shares or Class B Voting Shares (collectively, the “Shares”) of ACE Aviation Holdings Inc. (the “Corporation”) pursuant to the Offer to Purchase (as defined below) if (1) certificates for these Shares are not immediately available or cannot reach CIBC Mellon Trust Company (the “Depositary”) by the Expiration Date (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in “Procedure for Depositing Shares” of the Offer to Purchase cannot be completed before the Expiration Date or (3) time will not permit all documents required by the Letter of Transmittal (as defined below) to reach the Depository before the Expiration Date. This form, signed and properly completed, may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto (Ontario) office of the Depositary set forth below.
TO:            ACE AVIATION HOLDINGS INC.
AND TO:   CIBC MELLON TRUST COMPANY, as Depositary
The Depositary for the Offer to Purchase is:
CIBC MELLON TRUST COMPANY

By Mail or Registered Mail	By Hand or Courier
Toronto

CIBC Mellon Trust Company	CIBC Mellon Trust Company
P.O. Box 1036 Adelaide Street Postal	199 Bay Street
Station	Commerce court West – Securities Level
Toronto, Ontario, M5C 2K4	Toronto, Ontario, M5L 1G9
Attention: Corporate Actions Department	Attention: Corporate Actions Department
By Facsimile
(416) 643-3148
For Confirmation
only Telephone
(416) 643-5500
Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box K – Signature Guarantee in the Letter of Transmittal.

The undersigned hereby deposits to the Corporation, upon the terms and subject to the conditions set forth in the offer to purchase dated May 9, 2008 (the “Offer to Purchase”), the accompanying issuer bid circular (the “Circular”) included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Circular under “Procedure for Depositing Shares”.

Number of Shares:	Name(s) of Registered Holder:
Certificate Number(s)
(if available):
(Please type or print)
Address:
Signature(s):

(Sign Here)	(Postal Code or Zip Code)
Dated:	Area Code and Daytime Telephone No.:
IMPORTANT: This Notice of Guaranteed Delivery or a manually executed photocopy hereof (together with all other required documents) must be received by the Depositary at its Toronto, Ontario, address at or prior to the Expiration Date. Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than set forth below does not constitute a valid delivery.
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.
The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period show herein. Failure to do so could result in a financial loss to such Eligible Institution.

BOX A
TYPE OF TENDER
Check only one box. Failure to complete Box A, or if more than one box is checked, will result in the Shares being tendered pursuant to the Purchase Price Tender.
Shares are being deposited hereby pursuant to (check one):

☐ An Auction Tender	☐ A Purchase Price Tender
(Please complete Box B)	(Please complete Box C)
FAILURE TO COMPLETE EITHER BOX B OR BOX C
WILL RESULT IN THE SHARES BEING TENDERED PURSUANT
TO THE PURCHASE PRICE TENDER.
BOX B
AUCTION TENDER
PRICE (IN CANADIAN DOLLARS) PER
SHARE AT WHICH SHARES ARE
BEING DEPOSITED.
This box MUST be completed if Shares are
being deposited pursuant to an Auction
Tender.
Check the appropriate box to indicate the
Auction Tender Price.
CHECK ONLY ONE BOX.
Failure to specify any price below will result in Shares being deemed to have been deposited pursuant to a Purchase Price Tender. If you specify more than one price below, you will be deemed to have deposited your Shares at the lowest applicable price indicated.
IF PORTIONS OF SHAREHOLDINGS ARE BEING DEPOSITED AT DIFFERENT PRICES, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED (SEE INSTRUCTIONS 5 AND 6 IN THE LETTER OF TRANSMITTAL).

☐ Cdn$21.00	☐ Cdn$22.00	☐ Cdn$23.00
☐ Cdn$21.10	☐ Cdn$22.10	☐ Cdn$23.10
☐ Cdn$21.20	☐ Cdn$22.20	☐ Cdn$23.20
☐ Cdn$21.30	☐ Cdn$22.30	☐ Cdn$23.30
☐ Cdn$21.40	☐ Cdn$22.40	☐ Cdn$23.40
☐ Cdn$21.50	☐ Cdn$22.50	☐ Cdn$23.50
☐ Cdn$21.60	☐ Cdn$22.60	☐ Cdn$23.60
☐ Cdn$21.70	☐ Cdn$22.70	☐ Cdn$23.70
☐ Cdn$21.80	☐ Cdn$22.80	☐ Cdn$23.80
☐ Cdn$21.90	☐ Cdn$22.90	☐ Cdn$23.90
☐ Cdn$24.00
UNITED STATES SHAREHOLDERS MAY WISH TO REFER TO THE CANADIAN/U.S. DOLLAR EXCHANGE RATES IN THE CIRCULAR UNDER THE HEADING, "ACE AVIATION HOLDINGS INC. - PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA."
BOX C
PURCHASE PRICE TENDER
This box MUST be completed if Shares are
being deposited pursuant to a Purchase Price
Tender.
The undersigned either (check one):

☐	is depositing Shares beneficially owned by the undersigned, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record.

BOX D ODD LOTS (See Instruction 8 in the Letter of Transmittal)

To be completed ONLY if Shares are being deposited by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.
The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are deposited, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is depositing all of such Shares.
THE GUARANTEE ON PAGE 4 OF THIS NOTICE OF GUARANTEED DELIVERY
MUST BE COMPLETED BY AN ELIGIBLE INSTITUTION.

GUARANTEE

(Not to be used for signature guarantees)
The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a participating organization of the Toronto Stock Exchange Inc. (the “TSX”), a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Montreal (Québec) or Toronto (Ontario) office of the Depositary the certificate(s) representing the Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) and any other documents required by the Letter of Transmittal, before 5:00 p.m. (Montreal time), on or before the third trading day on the TSX after the Expiration Date. As used herein, a “trading day” means a day on which trading occurs on the TSX.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
(Please type or print)
Title:

(Postal Code or Zip code)

Area Code and Telephone No.:	Dated:

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